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                                                                   EXHIBIT 22


                          SUBSIDIARIES OF THE COMPANY

         The following table sets forth all subsidiaries of Smith
International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:

                                                                    % of Direct
                                      Where                         and Indirect
Name of Subsidiary                Incorporated                        Ownership
------------------                ------------                      ------------

Smith Internacional,
 S.A. de C.V.                     Mexico                                 100%
Omega II Insurance Ltd.           Bermuda                                100%
S.I. Nederland B.V.               Netherlands                            100%
Smith International
 Acquisition Corp.                Delaware                               100%
Smith International
 Australia (Pty) Ltd.             Australia                              100%
Smith International
 Canada Ltd.                      Canada                                 100%
Smith International
 do Brasil Ltda.                  Brazil                                 100%
Smith International
 Deutschland GmbH                 Germany                                100%
Smith International
 Gulf Services Ltd.*              U.A.E.                                  49%
Smith International
 France, S.A.R.L.                 France                                 100%
Smith International
 Italia, S.p.A.                   Italy                                  100%
Smith International
 (North Sea) Ltd.                 Scotland                               100%
Smith Internacional
 de Venezuela, C.A.               Venezuela                              100%

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*     Not consolidated; accounted for on the equity method of
      accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.